INDEPENDENT AUDITORS' CONSENT



Securities and Exchange Commission
Washington, DC

We consent to the use in this registration statement of Consumer Marketing on Form SB-2/ Amendment 4 (A-4) of our report dated July 17, 2000, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.




Cordovano and Harvey, P.C.
Denver, Colorado
January 22, 2001